                                                                    EXHIBIT 23.6

                              BARRY GOODMAN LIMITED
                         BUSINESS VALUATION CONSULTANTS
                    1901 PENNSYLVANIA AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20006
                               ------------------

                                 (202) 296-2777
                               (202) 331-1563 FAX


                                 April 17, 1996


Board of Trustees and Participants
Congressional Construction Corporation
  Employee Stock Ownership Plan and Trust



Trustees and Participants:

         Barry Goodman Limited consents to the inclusion of this material as an attachment to the S-4 Statement to be filed with the Securities and Exchange Commission. We consent to such inclusion therein. We also grant permission to reference the opinion in the text of the S-4 statement.




                                           /s/Barry R. Goodman
                                           -------------------------------------
                                           Barry R. Goodman, CFA, CPA, ASA, CBA
                                           President

                                           April 17, 1996
                                           -------------------------------------
                                           Date